CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Norma F. Dunn	Andre Walker
713-830-8883	713-830-8775
norma.dunn@calpine.com	andrew@calpine.com

Calpine Corporation Announces Senior Secured Notes Offering

(HOUSTON, Texas) – July 20, 2010 – Calpine Corporation (NYSE:CPN) today announced that it intends to offer $750.0 million in aggregate principal amount of Senior Secured Notes due 2020 in a private placement.  The notes will be guaranteed by each of Calpine Corporation’s current and future subsidiaries that is a guarantor under Calpine Corporation’s existing credit facility.  The notes and related guarantees will be secured equally and ratably with the indebtedness incurred under Calpine Corporation’s existing credit facility and other indebtedness that is permitted to be secured by such assets, by a first-priority lien on substantially all of Calpine Corporation’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.  Calpine Corporation intends to use the net proceeds from this offering to repay a portion of the term loan borrowings under its existing credit facility.

The notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. without registration under the Securities Act or pursuant to an applicable exemption from such registration.

This announcement does not constitute an offer to sell, or the solicitation of offers to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine

Founded in 1984, Calpine Corporation is a major U.S. power company, currently capable of delivering nearly 29,000 megawatts of clean, cost-effective, reliable and fuel-efficient power from its 93 operating plants to customers and communities in 21 states in the United States and Canada. Calpine Corporation is committed to helping meet the needs of an economy that demands more and cleaner sources of electricity. Calpine Corporation owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants. Using advanced technologies, Calpine Corporation generates power in a reliable and environmentally responsible manner for the customers and communities it serves.

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Calpine Corporation Announces Senior Secured Notes Offering

July 20, 2010

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine Corporation’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine Corporation’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements. Other than as required by law, Calpine Corporation undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.

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